EXHIBIT D
                  REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement dated as of October 8, 1992, between Celadon Group, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation") and Hanseatic Corporation, a corporation duly organized and validly existing under the laws of the State of New York (hereinafter referred to as the "Purchaser").

                      W I T N E S S E T H :

     WHEREAS, the Corporation and the Purchaser are parties to a Convertible Note Purchase Agreement dated as of September 16, 1992 (hereinafter referred to as the "Purchase Agreement") providing for, among other matters, the issuance and delivery by the Corporation to the Purchaser of the Corporation's 9.25% Senior Subordinated Convertible Note dated this date (hereinafter referred to as the "Note") in the principal amount of $8,000,000, convertible into 2,436,796 shares (hereinafter referred to as the "Conversion Shares") of the common stock, $.01 par value (as the same may be constituted from time to time hereinafter referred to as the "Common Stock"), of the Corporation, and its Warrants dated this date (hereinafter referred to as the "Warrants") exercisable with respect to 40,000 shares (hereinafter referred to as the "Warrant Shares" and, together with the Conversion Shares, the "Purchaser Shares") of Common Stock; and

     WHEREAS, it is a condition to the acquisition and acceptance by the Purchaser of the Note and the Warrants that the Corporation execute and deliver this Agreement to the Purchaser;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained the parties hereto hereby agree as follows:

                            ARTICLE I

                           DEFINITIONS

     As used in this Agreement, the following additional terms shall have the following respective meanings:


     The term "Demand Registration" shall have the meaning set forth in Paragraph A of Article III hereof.

     The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.


     The term "Incidental Registration" shall have the meaning set forth in Paragraph B of Article IV.

     The term "Initial Public Offering Date" shall mean the date of delivery of the first shares of Common Stock sold to the public for cash through underwriters by means of a Registration Statement (other than a Registration Statement on Form S-8 or equivalent form).

     The term "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     The term "Principal Documents" shall have the meaning set forth in the Purchase Agreement.

     The term "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

     The term "Registration Expenses" shall have the meaning set forth in Article VII.

     The term "Registrable Securities" shall mean (i) the Purchaser Shares, and (ii) any securities issued or issuable with respect to the Purchaser Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

     The term "Registration Statement" shall mean any registration statement of the Corporation which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments (including post-effective amendments) and supplements to such Registration Statement, all exhibits and all material incorporated by reference in such Registration Statement.

     The term "Representative" shall mean the Purchaser and any successor thereto in accordance with this Agreement who shall act on behalf of the holders of Registrable Securities in accordance with the provisions of this Agreement.

     The term "Restricted Securities" shall mean any security unless or until: (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act; or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a restrictive legend pursuant to the Securities Act and not subject to any stop transfer order has been delivered by or on behalf of the Corporation and no other restriction on transfer exists.

     The term "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     The term "Selling Expenses" shall have the meaning set forth in Article VII.

     The term "SEC" shall mean the Securities and Exchange
Commission.

     The term "underwritten registration" or "underwritten offering" shall mean a registration in which securities of the Corporation are sold pursuant to a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with an underwriter.

                           ARTICLE II

      SECURITIES SUBJECT TO THIS AGREEMENT; REPRESENTATIVE

     A. Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

     B. Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right. Without limiting the generality of the foregoing, each holder of the Note and each holder of the Warrants shall be deemed a holder of Registrable Securities.

     C. Representative. For purposes of this Agreement unless otherwise contemplated herein, only the Representative shall be authorized, as set forth herein, to act on behalf of the holders of Registrable Securities with respect to the transactions contemplated hereby.

                           ARTICLE III

                       DEMAND REGISTRATION

     Commencing 90 days prior to the fourth anniversary of the date of this Agreement, the following registration rights shall exist until terminated pursuant to Paragraph B of Article XI hereof, and notwithstanding any exercise by the Corporation of its right and option under Article VII of the Purchase Agreement:

     A. Requests for Registration. Subject to the provisions of Paragraph B of this Article III hereof, the Representative, on behalf of any holder or holders of at least 1,200,000 of the

Registrable Securities, may make a written request for a registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of the Registrable
Securities (herein referred to as a "Demand Registration").   All
requests made pursuant to this Paragraph A shall specify the number of Registrable Securities to be registered and shall also specify the intended methods of disposition thereof; provided, however, that if the Representative requests an underwritten offering, the method of disposition shall be such an offering.

     B. Restrictions on Registrations. Subject to Paragraph A immediately preceding, the holders of Registrable Securities, collectively, shall be entitled to one Demand Registration; subject, however, to the provisions of Section 7.2(d) of the Purchase Agreement, and provided, however, in all cases that such obligation shall be deemed satisfied only when a Registration Statement or Registration Statements covering all Restricted Securities specified in a request for a Demand Registration received as aforesaid (without any reduction pursuant to Paragraph D of this Article III; and without accounting for any request for a Demand Registration in the event the Corporation [or its assignee, as the case may be] exercises any right and option under
Article VII of the Purchase Agreement), for sale in accordance with the method of disposition specified in such request, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares have been sold pursuant thereto. The Corporation shall not be obligated to proceed with any Demand Registration if the Corporation shall deliver to the Representative an opinion reasonably satisfactory in form and substance to the Representative, of counsel, reasonably satisfactory to the Representative, that the registration of such Registrable Shares is not necessary to permit such sale in the manner set forth in the Representative's request. In addition, the Corporation shall not be obligated to proceed with any Demand Registration during any period during which the Corporation would be required to undertake an audit (other than as required to comply with the covenants contained in Section 7.3 of the Purchase Agreement or Section 6.4 of the Note) in order to have available for inclusion in the registration statement current financial statements as required in accordance with the Securities Act, unless the Representative, on behalf of the holders of Registrable Securities proposed to be subject to such registration, undertake to bear the reasonable costs of such audit. Without limiting the effect of any proviso contained in the first sentence of this Paragraph B, in each case in which the Corporation is not required to take any action, neither the Representative nor such holders shall be deemed to have given the request giving rise thereto, and shall be free to deliver a new notice requesting the registration of Registrable Securities.

     C. Expenses. The Corporation shall pay all Registration Expenses (but not Selling Expenses) related to such registration, whether or not the Registration Statement with respect to such registration has become effective, and, except as otherwise provided herein, all other expenses incurred by the Corporation in complying with this Article III. All Selling Expenses related to such registration shall be borne by the participating sellers (including the Corporation, if a seller), in proportion to the number of shares sold by each, or by such sellers as they may agree.

     D.   Incidental Rights to Demand Registrations

          (i) Conditions. Neither the Corporation nor any of its security holders (other than the holders of Registrable Securities) shall have the right to include any of the Corporation's securities in any registration initiated as a Demand Registration unless:

               (a) such securities are of the same class as the Registrable Securities included in such registration;

               (b) if any of the Registrable Securities covered by such registration are sold in an underwritten offering, the Corporation or such security holders, as applicable, agree in writing to sell their securities on the same terms and conditions as apply to the Registrable Securities being sold (except and to the extent any registration rights agreement entered into by the Corporation on or prior to September 1, 1992, as in effect on such date [hereinafter referred to, collectively, as the "Prior Registration Agreements"], affords any such securityholder the right to do otherwise, subject to the operation of such holdback agreements contained in the Prior Registration Agreement entered into by such securityholder as shall be no shorter in duration than those in effect as of such date); and

               (c) if any of the Registrable Securities covered by such registration are to be sold in an underwritten offering, the managing underwriters shall not have advised the Corporation, the Representative or the holders of Registrable Securities proposed to be subject to such registration that, in their opinion, the total number or dollar amount of the securities requested to be included in such registration by the Corporation and/or such other security holders, together with the Registrable Securities demanded to be registered hereunder, exceeds the number of securities which can be sold in such offering; provided, however, that if any Prior Registration Agreement affords any other securityholder the right to include a greater number of any of the Corporation's securities in any registration initiated as a Demand Registration, he may do so to the extent of such right, and the number of Registrable Securities included therein may be reduced solely to the extent required by the exercise of such right (subject to the operation of the provisos contained in the first sentence of Paragraph B contained in this Article
     III).

          (ii) If any security holders of the Corporation (other than the holders of Registrable Securities in such capacity) register securities of the Corporation in a Demand Registration (in accordance with the provisions of this Paragraph D), such holders shall pay the fees and expenses of counsel to such holders and the incremental amount of Registration Expenses incurred as a result of their participation unless the Corporation has agreed to pay such expenses and, in the opinion of counsel to the Corporation, such payment shall not affect the ability of the Registrable Securities to be qualified under the blue sky laws of any jurisdiction.

     E. Selection of Underwriters. If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering shall be selected by the Representative; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Corporation.

                           ARTICLE IV

                    INCIDENTAL REGISTRATIONS

     A. Not a Demand. A registration of Registrable Securities pursuant to this Article IV shall not be counted as a Demand
Registration under Article III hereof.

     B. Notice and Request for Incidental Registration. Whenever the Corporation proposes to register any of its securities under the Securities Act, other than pursuant to a Demand Registration or a registration on Forms S-4 or S-8 or comparable forms (hereinafter referred to as an "Incidental Registration"), the Corporation shall give written notice to the Representative of its intention to effect such a registration not later than the earlier to occur of
(i) the tenth day following receipt by the Corporation of notice of exercise of other demand registration rights or (ii) 45 days prior to the anticipated filing date. Subject to the provisions of Paragraphs D and E of this Article IV, and unless the Corporation shall have withdrawn, prior to the effective date of such Incidental Registration, all but not less than all of the securities (other than the Registrable Securities, or any of them) from such Incidental Registration, the Corporation shall include in such Incidental Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 15 business days after the receipt by the applicable holder of the Corporation's notice. The holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities from an Incidental Registration at any time prior to the effective date of such Incidental Registration. If an Incidental Registration is an underwritten offering effected:

               (i) under Paragraph D of this Article IV hereof, all Persons whose securities are included in the Incidental Registration shall be obligated to sell their securities on the same terms and conditions as apply to the securities being issued and sold by the Corporation, or (in the case of any holder of Registrable Securities or, subject to the operation of applicable holdback agreements as aforesaid, any party to a Prior Registration Agreement) in the open market on terms and conditions comparable to those normally applicable to offerings in reasonably similar circumstances; or

               (ii) under Paragraph E of this Article IV hereof, all Persons whose securities are included in the Incidental Registration shall be obligated to sell their securities on the same terms and conditions as apply to the securities being sold by the Person or Persons who initiated the Incidental Registration under said paragraph, or (in the case of any holder of Registrable Securities or, subject to the operation of applicable holdback agreements as aforesaid, any party to a Prior Registration Agreement) in the open market on terms and conditions comparable to those normally applicable to offerings in reasonably similar circumstances.

     C. Incidental Registration Expenses. The Corporation shall pay all Registration Expenses (but not Selling Expenses) related to such registration, or incurred as a result of the participation in an Incidental Registration of the holders of Registrable Secu-rities, whether or not the Registration Statement with respect to such registration has become effective, and all other expenses incurred by the Corporation in complying with this Article IV. All Selling Expenses related to such registration shall be borne by the participating sellers (including the Corporation, if a seller), in proportion to the number of shares sold by each, or by such sellers as they may agree.

     D. Priority on Underwritten Primary Registration. If an Incidental Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their opinion the total number or dollar amount of securities requested to be included in such registration exceeds the number or dollar amount of securities which can be sold in such offering, the Corporation shall include in such registration:

               (i) first, all securities the Corporation proposes to sell; and

               (ii) second, the Registrable Securities and such other securities (provided such securities are of the same class as the securities being sold by the Corporation) requested to be included in such registration in excess of the number of securities the Corporation proposes to sell which, in the opinion of such underwriters, can be sold (allocated pro rata among the holders of such Registrable Securities and other securities on the basis of the number of securities requested to be included therein by each such holder);

except, in the event any party to a Prior Registration Agreement exercises any rights thereunder with respect to such Incidental Registration, the provisions of such Prior Registration Agreement with respect to such allocation to such party shall supersede the provisions of this Paragraph; and except, in the event of the operation of the immediately preceding exception, if the holders of Registrable Securities requesting such Incidental Registration would be entitled to include a greater number of shares pursuant to such Prior Registration Agreement as "Other Securityholders" (or equivalent capacity) thereunder, the provisions of such Prior Registration Agreement (as so applied) with respect to such allocation to such holders shall supersede the provisions of this Paragraph.

     E. Priority on Underwritten Secondary Registration. If an Incidental Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering, the Corporation shall include in such registration:

               (i) first, all securities requested to be included in such registration by the security holders initiating such registration; and

               (ii) second, up to the full number of Registrable Securities and such other securities (provided such securities are of the same class as the securities being sold by the Corporation) requested to be included in such registration in excess of the number of securities the security holders initiating such registration propose to sell which, in the opinion of such underwriters, can be sold (allocated pro rata among the holders of such Registrable Securities and other securities on the basis of the number of securities requested to be included therein by each such holder);

except, in the event any party to a Prior Registration Agreement exercises any rights thereunder with respect to such Incidental Registration, the provisions of such Prior Registration Agreement with respect to such allocation to such party shall supersede the provisions of this Paragraph; and except, in the event of the operation of the immediately preceding exception, if the holders of Registrable Securities requesting such Incidental Registration would be entitled to include a greater number of shares pursuant to such Prior Registration Agreement as "Other Securityholders" (or equivalent capacity) thereunder, the provisions of such Prior Registration Agreement (as so applied) with respect to such allocation to such holders shall supersede the provisions of this Paragraph.

     F. Selection of Underwriters. If any Incidental Registration is an underwritten offering, the Corporation shall have the right to select the investment banker or investment bankers and manager or managers to administer the offering, except as otherwise agreed in a Prior Registration Agreement.

                            ARTICLE V

                       HOLDBACK AGREEMENTS

     A. Restrictions on Public Sale by Holder of Registrable Securities. Each holder of Registrable Securities (including those Persons deemed to be holders under the final sentence of Paragraph B of Article II hereof) whose Registrable Securities are covered by a Registration Statement filed pursuant to Article III or IV hereof shall agree, if requested by the managing underwriters, not to effect any public sale or distribution of securities of the Corporation of the same class, or securities convertible into or exchangeable or exercisable for such class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration) during the ten-day period prior to, and during the 90-day period beginning on, the closing date of each underwritten offering (or best efforts underwritten offering in the case of a Registration Statement filed under Article III) of Registrable Securities made pursuant to such Registration Statement, to the extent timely notified in writing by the Corporation or the managing underwriters. The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering any such agreement; provided, however, that any such holder shall undertake, in the request to participate in any such underwritten offering, not to effect any public sale or distribution of the applicable class of Registrable Securities commencing on the date of sale of such applicable class of Registrable Securities (or securities convertible into or exercisable for such class) unless it has provided 45 days' prior written notice of such sale or distribution to the underwriter or underwriters.

     B.   Restrictions on Public Sale by the Corporation and
Others. The Corporation agrees:

               (i) not to effect any public or private sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, including a sale pursuant to Regulation D under the Securities Act, during the ten-day period prior to, and during the 90-day period beginning on, the closing date of each underwritten offering made pursuant to a Registration

     Statement filed under Article III hereof, without the consent of the managing underwriters of such underwritten offering and except for securities issuable pursuant to commitments entered into prior to the effective date of the Registration Statement filed under Article III hereof, to the extent timely notified in writing by a holder of Registrable Securities or the managing underwriters (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form to such Forms); and

               (ii) to cause each officer and director of the Corporation who is a holder of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if permitted, or with the consent of the managing underwriter of such underwritten offering).

                           ARTICLE VI

                     REGISTRATION PROCEDURES

     Whenever the Representative or the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Corporation shall use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

     A. prepare and file with the SEC, not later than 90 days after receipt of a request to file a Registration Statement for a Demand Registration, a Registration Statement on a form for which the Corporation then qualifies which is satisfactory to the Corporation and the Representative (unless the offering is made on an underwritten basis, including on a best efforts underwriting basis, in which event the managing underwriter or underwriters shall determine the form to be used) and which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Corporation shall furnish to the Representative and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Representative and such underwriters, and the Corporation shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which the

Representative or the underwriters, if any, shall reasonably object; and; provided, further, that the Corporation shall not be obligated to file a Registration Statement for a Demand
Registration: (w) within the 90-day period beginning on the Initial Public Offering Date; (x) within the 90-day period beginning on the effective date of any Registration Statement for an Incidental Registration; (y) within the period commencing on the date of receipt by the Corporation of a demand for registration pursuant to a Prior Registration Agreement and expiring six months after the effective date of the registration statement filed pursuant to such demand (or, if shorter, the shortest period as is not prohibited by such Prior Registration Agreement); or (z) within the 90-day period after any determination in good faith by the Board of Directors of the Corporation (which determination may be made on one occasion only) that the best interests of the Corporation would be materially impaired by disclosure at that time in the Registration Statement of material, non-public information with respect to the Corporation;

     B. prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than six months, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

     C. notify the Representative and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,

               (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

               (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

               (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

               (iv) if at any time the representations and warranties of the Corporation contemplated by Paragraph O below cease to be true and correct in all material respects;

               (v) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (vi) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

     D. make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration
Statement as promptly as practicable;

     E. if requested by the managing underwriters or the Representative, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Representative and their respective counsel reasonably conclude should be included in the Registration Statement, so that such Registration Statement conforms in both form and substance to the requirements of the Securities Act, including without limitation with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or posteffective amendment;

     F. promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the Representative and to the managing underwriters, if any, make the Corporation's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for the Representative or underwriters may reasonably request;

     G. furnish to the Representative, each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial state-ments and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     H. deliver to the Representative, each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request (and the Corporation hereby consents to the use of the Prospectus or any amendment or supplement thereto by the Representative, each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto);

     I. prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the Representative, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     J. cooperate with the Representative and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

     K. use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

     L.   upon the occurrence of any event contemplated by clause
(vi) of Paragraph C of this Article VI, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

     M. use its best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Corporation are then listed if requested by the Representative or the managing underwriters, if any;

     N. provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all Registrable
Securities, in each case not later than the effective date of such registration statement;

     O. enter into such agreements (including an underwriting agreement reasonably satisfactory to the Corporation, containing customary representations, warranties and agreements) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

               (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in such form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including but not limited to, those set forth in the Purchase Agreement;

               (ii) obtain opinions of counsel to the Corporation and updates thereof (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the managing underwriters, if any, and the Representative) addressed to each selling holder and the underwriters, if any;

               (iii) obtain "cold comfort" letters and updates thereof from the Corporation's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings;

               (iv) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification and contribution provisions and procedures of Article VIII hereof, or language at least as favorable to the holders of the Registrable Securities, with respect to all parties to be indemnified pursuant to said Article; and

               (v) deliver such documents and certificates as may be reasonably requested by the Representative and the managing underwriters, if any, to evidence compliance with clause (i) of this Paragraph O and with any customary conditions con-tained in the underwriting agreement or other agreement entered into by the Corporation.

The obligations under this Paragraph O above shall be performed at each closing under such underwriting or similar agreement or as and to the extent required thereunder.

     P. make available for inspection by the Representative, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney, accountant or agent solely for use in connection with such registration statement; provided, however, that any records, information or documents that are designated by the Corporation in writing as confidential shall be kept confidential by such Persons pursuant to such reasonable confidentiality agreements as the Corporation may request;

     Q. otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year): (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering; or, if not sold to underwriters in such an offering, (ii) beginning with the first month of the Corporation's first fiscal quarter commencing after the effective date of the Registration Statement; which statements shall cover said twelve-month periods.

     Whenever any Registrable Securities are registered pursuant to this Agreement, the holders thereof shall, in order to expedite or facilitate the disposition of such Registrable Securities, obtain opinions of counsel to such holders and updates thereof (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the managing underwriters, if any, and to the Representative, and to the Corporation) addressed to each selling holder (and the Corporation) and the underwriters, if any.

                           ARTICLE VII

                REGISTRATION AND SELLING EXPENSES

     For purposes of this Agreement, all underwriting discounts and selling commissions applicable to the sale of Registrable
Securities (all such expenses being herein referred to as "Selling Expenses"), and all expenses incident to the Corporation's performance of or compliance with this Agreement, including without limitation:

     A. all registration and filing fees (including with respect to filings required to be made with the National Association of Securities Dealers, Inc.);

     B. fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or the Representative may designate);

     C.   printing, messenger, telephone and delivery expenses;

     D. fees and disbursements of counsel for the Corporation, and for one counsel or one firm acting as counsel for the sellers of the Registrable Securities (as the Representative may designate) and (to the extent required by the underwriters) for the underwriters;

     E. fees and disbursements of all independent certified public accountants of the Corporation (including the expenses of any "cold comfort" letters required by or incident to such performance);

     F. to the extent required by the underwriters, fees and disbursements of underwriters (excluding Selling Expenses);

     G. reasonable fees and expenses of any special experts retained by the Representative (and approved by the Corporation, which approval shall not unreasonably be withheld), by the Corporation at its own initiative or at the request of the managing underwriters in connection with such registration; and

     H. fees and expenses of other Persons retained by the Corporation;

(all such expenses being herein called "Registration Expenses") shall be borne as provided in this Agreement; it being understood and agreed that the Corporation shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit conducted at the end of the Corporation's fiscal year in the ordinary course of business, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange and securities association.

                          ARTICLE VIII

                         INDEMNIFICATION

     A. Indemnification by Corporation. The Corporation agrees to indemnify, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement or Prospectus after the Corporation has furnished such holder with a sufficient number of copies of the same. The Corporation shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as hereinabove provided with respect to the indemnification of the holders of Registrable Securities.

     B. Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Corporation specifically for inclusion in such Registration Statement or Prospectus. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Corporation shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

     C. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person, or (c) in the reasonable judgment of any such Person and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party shall be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional coun-sel or counsels.

     D. Contribution. If the indemnification provided for in this Article VIII is unavailable or insufficient to hold harmless an indemnified party under Paragraphs A or B immediately preceding, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in said Paragraphs A or B, in such proportion as is appropriate to reflect the relative fault of the Corporation, on the one hand, and the participating holders of Registrable Securities, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation on the one hand or such holders on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this Paragraph D were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the prior provisions of this Paragraph D. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the prior provisions of this Paragraph D shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this Paragraph D. Notwith-standing the provisions of this Paragraph D, no participating holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the net proceeds received from the sale of its shares exceeds the amount of any damages that it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Paragraph D no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           ARTICLE IX

                            RULE 144

     The Corporation covenants, for as long as it is required to do so under the Securities Act or the Exchange Act, that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Secu-rities, the Corporation shall deliver to such holder a written statement as to whether it has complied with such information and requirements.

                            ARTICLE X

           PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

     No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                           ARTICLE XI

                          MISCELLANEOUS

     A. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     B. Term. The registration rights granted under Article III hereof shall terminate on the sixth anniversary of the date hereof, and the registration rights granted under Article IV hereof shall terminate on the third anniversary of the maturity of the Note.

     C. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by telecopy (or like transmission) as follows:

               (1) if to the Corporation:

                    888 Seventh Avenue
                    New York, New York 10106

                    Attention:  Stephen Russell

                    Telecopy number: (212) 315-5281

                    with a copy to:

                    Arnold S. Jacobs, Esq.
                    Shea & Gould
                    1251 Avenue of the Americas
                    New York, New York 10020-1193

                    Telecopy number: (212) 840-6702

               (2) if to the Purchaser, the Representative,
                    or any holder of Registrable Securities:

                    375 Park Avenue
                    New York, New York 10152

                    Attention:  Paul A. Biddelman

                    Telecopy number: (212) 223-2425

                    with a copy to:

                    Howard Kailes, Esq
                    Krugman, Chapnick & Grimshaw
                    Park 80 West - Plaza Two
                    Saddle Brook, New Jersey  07662

                    Telecopy number: (201) 845-9627


Any notice so addressed and mailed, shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee. Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

     D. Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior understandings, arrangements, and agreements with respect to the subject matter hereof. No modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

     E. Further Action. Each of the parties hereto shall use such party's best efforts to take such actions as may be necessary or reasonably requested by the other party hereto to carry out and consummate the transactions contemplated by this Agreement.

     F. Successors and Assigns. The registration rights granted to the holders of Registrable Securities under Article III and under Article IV, subject to the provisions of Section 9.6 of the Purchase Agreement, may be transferred to a transferee who acquires any Purchaser Shares, which transfer shall be effective when the Corporation is given notice by the transferor at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under
Article III and IV are being assigned. Without limiting the generality of the foregoing, the parties understand and agree that the Representative may assign all but not less than all of its rights to enforce this Agreement in the capacity as Representative, subject to the consent of the Corporation in the event of such assignment to a person or entity known to the Representative to conduct a business in competition with the principal business of the Corporation and its subsidiaries, collectively.

     G. Number of Shares. All references herein to numbers of shares of Registrable Securities shall be subject to appropriate adjustment for stock splits, stock dividends and recapitalizations of the Corporation.

     H. Subsequent Registration Rights. The Corporation shall not, from and after the date hereof, grant any registration rights to Stephen Russell or Leonard Bennett in a manner that will obligate the Corporation to grant identical rights to any other current securityholder of the Corporation.

     I. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable in the case of agreements made and to be performed entirely within such State.

     J. Captions. The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

     K. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:                       CELADON GROUP, INC.


s/Richard Goldberg            By s/Stephen Russell
- -------------------------       -----------------------------
Secretary                        Chairman


ATTEST:                       HANSEATIC CORPORATION


s/Elizabeth Parella           By s/Paul A. Biddelman
- -------------------------       -----------------------------
Secretary                        Treasurer